UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 28, 2026

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POOL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware		0-26640	36-3943363
(State or other jurisdiction of		(Commission File Number)	(IRS Employer
incorporation or organization)			Identification No.)

109 Northpark Boulevard,
Covington,	Louisiana		70433-5001
(Address of principal executive offices)			(Zip Code)

(985) 892-5521

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	POOL	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

As previously disclosed in a Current Report on Form 8-K filed by Pool Corporation (the “Company”) on May 4, 2026, in connection with the appointment of a new Chief Executive Officer, John E. Stokely was appointed Executive Chair on an interim basis and David G. Whalen began serving as lead independent director. On October 28, 2026, following a determination by the Board of Directors that Mr. Stokely qualifies as an independent director under the applicable Nasdaq listing standards, the Board of Directors elected Mr. Stokely to once again serve as lead independent director of the Board. At that time, Mr. Stokely ceased serving as Executive Chair but continued to serve as Chair of the Board. In connection with Mr. Stokely’s return to this role, Mr. Whalen ceased serving as lead independent director but will continue to serve as Chair of the Nominating and Corporate Governance Committee. Effective October 28, 2026, the additional fees payable to Messrs. Stokely and Whalen for serving as Executive Chair and lead independent director, respectively, ceased.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POOL CORPORATION

By:	/s/ Melanie M. Hart
Melanie M. Hart
Senior Vice President and Chief Financial Officer

Dated: November 2, 2026